Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement on Form S-1 of Yayi International Inc. of our reports dated June 29, 2010 (except for Note 2, to which the date is June 28, 2011) and June 29, 2011 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
July 14, 2011